Exhibit 10.3

Execution Version

MDIH Sponsor LLC
600 N. Carroll Ave., Suite 100

Southlake, TX 76092

July 21, 2021

Olive Ventures Holdings, Inc.
222 S. Riverside Plaza, Suite 950
Chicago, Illinois 60606
Attention: Chief Executive Officer

MDH Acquisition Corp.
600 N. Carroll Ave., Suite 100
Southlake, TX 76092
Attention: Chief Executive Officer

OP Group Holdings, LLC
222 S. Riverside Plaza, Suite 950
Chicago, Illinois 60606
Attention: Chief Executive Officer

Ladies and Gentlemen:

Reference is made to the Business Combination Agreement, dated as of July 21, 2021 (as may be amended, modified or supplemented, the “Business Combination Agreement”) by and among (i) MDH Acquisition Corp., a Delaware corporation (“MDH”), (ii) Paylink Holdings Inc., a Delaware corporation (“Blocker”), (iii) Olive Ventures Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Blocker (“PubCo”), (iv) Milestone Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“Milestone Merger Sub”), (v) MDH Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“MDH Merger Sub,” and together with PubCo and Milestone Merger Sub, the “PubCo Parties”), (vi) Normandy Holdco LLC, a Delaware limited liability company (“Blocker Owner”), (vii) CF OMS LLC, a Delaware limited liability company (“CF OMS”), and (viii) OP Group Holdings, LLC, a Delaware limited liability company (the “Company”). Any capitalized term used but not defined herein will have the meaning ascribed thereto in the Business Combination Agreement.

In connection with the Business Combination Agreement and as an inducement to MDH to enter into the Business Combination Agreement and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, MDIH Sponsor LLC, a Delaware corporation (“Sponsor”), MDH, PubCo and the Company agree to enter into this letter agreement (this “Agreement”) and agree as follows:

1.             Sponsor Earnout.

(a)           The Sponsor agrees that immediately after the Effective Time, 5,175,000 shares of Class A common stock, par value $0.0001 per share, of PubCo (the “PubCo Class A Common Stock”) issued to the Sponsor as consideration in connection with the MDH Merger (as the same may be adjusted to give effect to any share splits, share dividends, reorganizations, combinations, recapitalizations, exchanges of shares and other like changes or transactions after the date of this Agreement) (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Earnout Shares”) shall not be vested and shall be subject to forfeiture as set forth below:

(i)            If, at any time on or prior to the seventh anniversary of the Closing Date, the VWAP of PubCo Class A Common Stock Price is greater than or equal to $12.00 for any 20 Trading Days within any 30 consecutive Trading Day period (such time when the foregoing is first satisfied, the “$12.00 Earnout Milestone”), then, subject to the terms and conditions of this Agreement, (A) 1,725,000 Earnout Units (as defined in the Company A&R LLCA) directly or indirectly held by Surviving MDH shall be converted into an equivalent number of Common Units pursuant to the Company A&R LLCA and (B) 1,725,000 of the Earnout Shares (subject to equitable adjustment for share splits, share dividends, reorganizations, combinations, recapitalizations, exchanges of shares and other like changes or transactions after the Closing Date, including to account for any Equity Interests into which such shares are exchanged or converted) shall become fully vested;

(ii)           If, at any time on or prior to the seventh anniversary of the Closing Date, the VWAP of PubCo Class A Common Stock Price is greater than or equal to $13.50 for any 20 Trading Days within any 30 consecutive Trading Day period (such time when the foregoing is first satisfied, the “$13.50 Earnout Milestone”), then, subject to the terms and conditions of this Agreement, (A) 1,725,000 Earnout Units (as defined in the Company A&R LLCA) directly or indirectly held by Surviving MDH shall be converted into an equivalent number of Common Units pursuant to the Company A&R LLCA and (B) 1,725,000 of the Earnout Shares (subject to equitable adjustment for share splits, share dividends, reorganizations, combinations, recapitalizations, exchanges of shares and other like changes or transactions after the Closing Date, including to account for any Equity Interests into which such shares are exchanged or converted) shall become fully vested; and

(iii)          If, at any time on or prior to the seventh anniversary of the Closing Date, the VWAP of PubCo Class A Common Stock Price is greater than or equal to $17.00 for any 20 Trading Days within any 30 consecutive Trading Day period (such time when the foregoing is first satisfied, the “$17.00 Earnout Milestone” and together with the $12.00 Earnout Milestone and the $13.50 Earnout Milestone, the “Milestones”, and each a “Milestone”), then, subject to the terms and conditions of this Agreement, (A) 1,725,000 Earnout Units (as defined in the Company A&R LLCA) directly or indirectly held by Surviving MDH shall be converted into an equivalent number of Common Units pursuant to the Company A&R LLCA and (B) 1,725,000 of the Earnout Shares (subject to equitable adjustment for share splits, share dividends, reorganizations, combinations, recapitalizations, exchanges of shares and other like changes or transactions after the Closing Date, including to account for any Equity Interests into which such shares are exchanged or converted) shall become fully vested.

(b)           For the avoidance of doubt, if the condition for more than one Milestone is achieved, the Earnout Shares to be fully vested shall be cumulative with any Earnout Shares vested prior to such time in connection with the achievement of any other Milestone. However, for the avoidance of doubt, (i) Earnout Shares earned in respect of each Milestone will be earned or vested, as applicable, only once, and (ii) the aggregate Earnout Shares that may vest shall in no event exceed 5,175,000 shares of PubCo Class A Common Stock (subject to equitable adjustment for share splits, share dividends, reorganizations, combinations, recapitalizations, exchanges of shares and other like changes or transactions after the Closing Date, including to account for any equity securities into which such shares are exchanged or converted).

(c)           Notwithstanding anything herein to the contrary but subject to Section 1(b), if PubCo directly or indirectly consummates a Subsequent Transaction at any time on or prior to the seventh anniversary of the Closing Date, then all then unvested Earnout Shares shall fully vest upon the consummation of such Subsequent Transaction.

(d)           If (i) the $12.00 Earnout Milestone, the $13.50 Earnout Milestone or the $17.00 Earnout Milestone has not occurred on or prior to the seventh anniversary of the Closing Date, and (ii) PubCo has not consummated a Subsequent Transaction on or prior to the seventh anniversary of the Closing Date, then the unvested Earnout Shares with respect to the $12.00 Earnout Milestone, the $13.50 Earnout Milestone or the $17.00 Earnout Milestone (as the case may be) shall not be vested and shall be forfeited.

(e)            Any certificates that represent the Earnout Shares (or if uncertificated, the transfer books of PubCo) shall contain the following legend until such time as the Earnout Shares are vested:

“THE SHARES OF CLASS A COMMON STOCK OF THE COMPANY REPRESENTED BY THIS CERTIFICATE ARE NOT VESTED AND ARE SUBJECT TO FORFEITURE IF ON OR PRIOR TO THE SEVENTH ANNIVERSARY OF THE CLOSING DATE (AS DEFINED IN THE BUSINESS COMBINATION AGREEMENT, DATED JULY 21, 2021, BY AND AMONG OP GROUP HOLDINGS, LLC, OLIVE VENTURES HOLDINGS, INC., MDH ACQUISITION CORP., CF OMS LLC, PAYLINK HOLDINGS INC., MILESTONE MERGER SUB INC. AND MDH MERGER SUB INC.), THE VOLUME WEIGHTED AVERAGE TRADING PRICE OF THE SHARES OF CLASS A COMMON STOCK OF OLIVE VENTURES HOLDINGS, INC. FAILS TO REACH CERTAIN THRESHOLDS. COPIES OF THE DOCUMENTS SETTING FORTH SUCH VESTING THRESHOLDS AND FORFEITURE PROVISIONS ARE AVAILABLE FROM THE COMPANY WITHOUT CHARGE UPON REQUEST.”

(f)            Within five Business Days after any unvested Earnout Shares vest in accordance with the terms of this Agreement, PubCo shall cause its transfer agent to note the vesting of such Earnout Shares on its stock ledger records. If any such Earnout Shares are represented by certificates, within the time period set forth in the foregoing sentence, PubCo shall issue new certificates without the legends set forth above to the holders thereof in exchange for the legended certificates.

(g)           Unvested Earnout Shares shall not be entitled to receive, or otherwise participate in, any dividends or distributions declared or paid on PubCo Class A Common Stock.

2.             Transfers. The Sponsor shall not, directly or indirectly, Transfer (as defined in the Lock-Up Agreement with Sponsor) any unvested Earnout Shares, other than to a Permitted Transferee (as defined in the Investor Rights Agreement). Nothing in this Agreement shall be deemed to limit or restrict the applicability of the Lock-Up Agreement or the Investor Rights Agreement.

3.             Amendments to Business Combination Agreement. Without the prior written consent of the Sponsor, none of PubCo, MDH or the Company shall (a) amend, modify or waive any provision of the Business Combination Agreement (including any Exhibit or Schedule thereto), to the extent such amendment, modification or waiver would be adverse to the Sponsor or (b) waive any provision of the Business Combination Agreement related to the Earnout Shares (as defined in the Business Combination Agreement) or the Earnout Units (as defined in the Business Combination Agreement) or the vesting thereof.

4.             Further Assurances. From time to time after the Closing Date, upon reasonable request of any party hereto, each party hereto shall execute, acknowledge and deliver all such other instruments and documents and shall take all such other actions required to consummate and make effective the transactions contemplated herein.

5.             Interpretation. The headings and captions used herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule attached hereto and not otherwise defined therein shall have the meanings set forth herein. The use of the word “including” herein shall mean “including without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used herein, shall refer to this Agreement as a whole and not to any particular provision hereof. References herein to a specific Section, Subsection, Recital or Schedule shall refer, respectively, to Sections, Subsections, Recitals or Schedules hereof. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (but not more than one) of a number of items. References to “written” or “in writing” include in electronic form. Any reference to “days” shall mean calendar days unless Business Days are specified; provided that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References herein to any Law shall be deemed also to refer to such Law, as amended, and all rules and regulations promulgated thereunder. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The parties and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the parties, and the language used herein shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.

6.             Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, relating to such subject matter in any way. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

7.             Severability. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision hereof or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by any court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions hereof. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part hereof a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

8.             Assignment; No Third Party Beneficiaries. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, subject to and in accordance with the Lock-Up Agreement and the Investor Rights Agreement, the Sponsor (or any other holder of an Earnout Share) may transfer Sponsor’s rights with respect to the Earnout Shares to a Permitted Transferee without obtaining the consent of any other party hereto. This Agreement shall be binding on the undersigned parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party hereto, other than the parties hereto and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

9.             Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 9, notices, demands and other communications shall be sent to the addresses indicated below.

if to MDH (prior to the Closing), to:

MDH Acquisition Corp.

600 North Caroll Avenue, Suite 100

Southlake, Texas 76092

Attention: Franklin McLarty

Email: franklin@mclartydiversified.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

401 9th Street NW

Washington, D.C. 20004

Attention:   Christopher M. Zochowski

Bradley A. Noojin

Alain Dermarkar

Email:	Chris.Zochowski@Shearman.com
Bradley.Noojin@Shearman.com
Alain.Dermarkar@Shearman.com

if to the Sponsor, to:

c/o MDH Acquisition Corp.

600 North Caroll Avenue, Suite 100

Southlake, TX 76092

Attention: Franklin McLarty

Email: franklin@mclartydiversified.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

401 9th Street NW

Washington, D.C. 20004

Attention:   Christopher M. Zochowski

Bradley A. Noojin

Alain Dermarkar

Email:	Chris.Zochowski@Shearman.com
Bradley.Noojin@Shearman.com
Alain.Dermarkar@Shearman.com

if to the Company or PubCo (or, following the Closing, MDH), to:

c/o Olive Ventures Holdings, Inc.

222 S. Riverside Plaza, Suite 950

Chicago, Illinois 60606

Attention: Rebecca Howard

Kevin Hovis

Email:	RHoward@paylinkdirect.com
KHovis@paylinkdirect.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, California 90067

Attention: Jonathan Benloulou, P.C.

Evan Roberts

Email:	jonathan.benloulou@kirkland.com
evan.roberts@kirkland.com

10.           Counterparts; Electronic Delivery. This Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by email, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

11.           Representations and Warranties. Each of the parties hereto represents and warrants that (a) it has the power and authority, or capacity, as the case may be, to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all corporate or limited liability company action on its part and (c) this Agreement has been duly and validly executed and delivered by each of the parties hereto and constitutes, a legal, valid and binding obligation of each such party enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles.

12.           Termination. This Agreement shall terminate at such time, if any, as the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no obligations under this Agreement.

13.           Governing Law; Waiver of Jury Trial; Jurisdiction. The Laws of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability hereof, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 13, however, shall affect the right of any party to serve legal process in any other manner permitted by Law or at equity. Each party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

14.           Specific Performance. Each Party acknowledges that the rights of each party to consummate the Transactions are unique and recognize and affirm that if any of the provisions hereof are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching party would have no adequate remedy at Law) and the non-breaching party would be irreparably damaged. Accordingly, each party agrees that each other party shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions hereof and to enforce specifically this Agreement, the Business Combination Agreement or any Ancillary Agreement to the extent expressly contemplated herein or therein in any Proceeding, in addition to any other remedy to which such Person may be entitled. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in accordance with this Section 14 shall not be required to provide any bond or other security in connection with any such injunction.

[Remainder of Page Left Blank; Signature Page Follows]

MDIH SPONSOR LLC

By: McLarty Diversified Intermediate Holdings LLC
Its: Managing Member

By:	/s/ Beau Blair
Name: Beau Blair
Title: Manager

Accepted and agreed, effective as of the date

first set forth above:

MDH ACQUISITION CORP.

By:	/s/ Beau Blair
Name: Beau Blair
Title: Chief Executive Officer

OLIVE VENTURES HOLDINGS, INC.

By:	/s/ Rebecca Howard
Name: Rebecca Howard
Title: Chief Executive Officer

OP GROUP HOLDINGS, LLC

By:	/s/ Rebecca Howard
Name: Rebecca Howard
Title: Chief Executive Officer

[Signature Page to Sponsor Letter Agreement]